Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 24, 2003, with respect to the balance sheet of KeyCorp Student Loan Trust 2003-A in the KeyCorp Student Loan Trust 2003-A Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S-3, No. 333-62624) and related Prospectus of KeyCorp Student Loan Trusts, each dated July 25, 2003.

/s/ Ernst & Young LLP
Cleveland, Ohio
July 25, 2003